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                                               EX-10.i.a

                                           PARTIAL LIQUIDATION AGREEMENT

                                                  BY AND BETWEEN

                                           GLOBAL RESOURCES GROUP, INC.

                                                        and

                                    INTERNATIONAL TELEDATA AND ITS SHAREHOLDERS


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                                                         Dated: March 20, 1998




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Table of Contents

1.       Delivery of Assets of the Company      ................................................................  1

2.       Consideration for Transfer of Assets    ...............................................................  1

3.       Miscellaneous Provisions Relating to Delivery of Global Resources
         Group, Inc.'s Common Stock ............................................................................  1

4.       Access to Books and Records  ..........................................................................  2

5.       Closing................................................................................................  2

6.       Representations and Warranties of the Shareholders                .....................................  2
         a.       Organization and Standing.....................................................................  2
         b.       Subsidiaries, Etc.............................................................................  2
         c.       Capital Stock.................................................................................  3
         d.       Indebtedness..................................................................................  3
         e.       Financial Statements............................................................. ............  3
         f.       Contracts and Other Commitments        .......................................................  3
         g.       Intellectual Property.........................................................................  4
         h.       Assets........................................................................................  4
         i.       Insurance.....................................................................................  5
         j.       Litigation....................................................................................  5
         k.       Accounts Receivable...........................................................................  5
         l.       Inventories...................................................................................  6
         m.       Purchase Commitments and Outstanding Bids                .....................................  6
         n.       Real Estate...................................................................................  6
         o.       Changes, Dividends, Etc.......................................................................  6
         p.       Tax Returns and Liabilities...................................................................  7
         q.       Breaches of Contracts, Etc....................................................................  7
         r.       Title to Company Stock........................................................................  7
         s.       Conflict of Interests.........................................................................  8
         t.       Disclosure....................................................................................  8

7.       Representations and Warranties of Global Resources Group, Inc.                        .................. 8
         a.       Organization and Standing    .................................................................. 8
         b.       Capital Stock.................................................................................. 9
         c.       Validity of Shares............................................................................. 9
         d.       Changes, Dividends, Etc.   .................................................................... 9
         e.       Authorization of Agreement   .................................................................. 9
         f.       No Violation of Law, Etc. ..................................................................... 9
         g.       Financial Statements........................................................................... 9
         h.       No Material Changes...........................................................................  9

8.       Conditions to Obligations of Global Resources Group, Inc.                   ..........................  10




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Table of Contents

9.       Conditions to Obligations of the Company and the Shareholders                        .................  12

10.      Certain Covenants Prior to Closing     ...............................................................  14

11.      Survival of Representations and Warranties; Indemnification                   ........................  15
         a.       Survival.....................................................................................  15
         b.       Indemnification by Company and Shareholders                 .................................  15
         c.       Indemnification by Global Resources Group, Inc.               ...............................  16
         d.       Procedure for Indemnification   .............................................................  16
         e.       After - Tax Basis............................................................................  17

12.      Investment Representation ............................................................................  17

13.      Further Assurances....................................................................................  18

14.      Expenses..............................................................................................  19

15.      Partial Liquidation...................................................................................  19

16.      Directors.............................................................................................  19

17.      Other Matters.........................................................................................  19
         a.       No Other Agreements .........................................................................  19
         b.       Amendment....................................................................................  19
         c.       Notices......................................................................................  19
         d.       Specific Performance.........................................................................  19
         e.       Assignment...................................................................................  20
         f.       Paragraphs and Other Headings        ........................................................  20
         g.       Choice of Law................................................................................  20
         h.       No Waiver....................................................................................  20
         i.       Severability.................................................................................  20
         j.       Counterparts.................................................................................  20
         k.       Non-Competition Agreement     ...............................................................  20
                  1.       Definitions ........................................................................  21
                  2.       Ownership  .........................................................................  21
                  3.       Term  ..............................................................................  21
                  4.       Remedies............................................................................  21
                  5.       Disclaimer  ........................................................................  22

18.      Settlement of the Company's Debentures          ......................................................  22

19.      The Company's Dividends ..............................................................................  22




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                                           PARTIAL LIQUIDATION AGREEMENT

         PARTIAL LIQUIDATION AGREEMENT (the "Agreement"), dated as of March 20, 1998, between Global Resources Group, Inc., a Nevada corporation ("GRG") and International TeleData Corporation, a New York corporation (the "Company") and all of the Shareholders of the Company whose names appear in Exhibit "A" hereto ("Shareholders").

Witnesseth:

         WHEREAS, the Shareholders represent that they are the legal and beneficial owners of all of the outstanding shares of capital stock of the Company; and

         WHEREAS, the Shareholders desire to sell its overseas long distance telecommunications aggregation business for shares of Common Stock of GRG, and GRG desires to effect such exchange, all on the terms and conditions hereinafter set forth in such a manner that the exchange will constitute a tax-free partial liquidation pursuant to the provisions of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the premises and the mutual agreements and undertakings hereinafter set forth, the parties do hereby adopt said plan of reorganization, and, in order to consummate said plan, do hereby agree as follows:

1. Delivery of Assets of the Company. The Company agrees to transfer and deliver to GRG, and GRG agrees to acquire the assets, contracts and leads relating to its long distance telecommunications international aggregation business, including but not limited to those contracts known as the CFC deal and China I and China II deals, as more fully described in Exhibit "A" attached.

2. Consideration for Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, GRG agrees to deliver 1,000,000 shares to the Company upon closing and, 4,000,000 shares shall be placed in escrow to be released upon signing contracts yielding in excess of four-million dollars ($4,000,000.00) of gross profit. In addition to the stock transfer, GRG will advance to the Company up to six- hundred thousand dollars ($600,000.00) and up to an additional one-million dollars ($1,000,000.00) within thirty (30) business days of Closing which will be used specifically for working capital for the Company. In addition, one (1) seat will be made available and will be filled immediately on the Board of Directors of GRG by a designated individual of the Company.

3. Miscellaneous Provisions Relating to Delivery of GRG's Common Stock. No fractional shares of Common Stock of GRG will be delivered and the number of shares to be issued to any of the Shareholders will be rounded up to the nearest whole share if the Shareholder is entitled to receive one-half or more of a share and rounded down to the nearest whole share if the Shareholder is entitled to receive less than one-half of a share.


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4. Access to Books and  Records.  Except as  hereinafter  provided,  GRG and its officers, employees and agents, shall have full access at all reasonable times from and after the date hereof to the plants, facilities, books and records of the Company and the Company shall cooperate fully with GRG to the end that it may become familiar with the properties and business of the Company. GRG agrees to treat any information which is disclosed to GRG by the Company and is proprietary or confidential to the Company, as confidential information, and in the event the closing does not take place, all documents will be returned to the Company and GRG and will not make or retain copies of any documents or make use of any confidential information disclosed to it in the conduct of its business.

5. Closing. The Closing of the exchange provided for herein will take place at GRG's office at 5841 Corporate Way, Suite 104, West Palm Beach, Florida, 34407 on March 20, 1998, such date being herein referred to as the "Closing Date". At the Closing, the Shareholders arranged to deliver to GRG all certificates, assignments, and other instruments which may be necessary, desirable, or appropriate in order to transfer to GRG all of the outstanding shares of capital stock of the Company, all in form and substance reasonably satisfactory to counsel for GRG. At such Closing, GRG shall deliver to the Company certificates evidencing the shares of Common Stock of GRG to be delivered to the Shareholders pursuant to Paragraph 2 hereof, together with such other instruments which may be necessary, desirable, or appropriate to accomplish such transfers, all in form and substance satisfactory to counsel for Shareholders.

6. Representations and Warranties of the Shareholders. The Shareholders jointly and severally represent and warrant to and agree with GRG as follows:

         a. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business. The Company also delivered to GRG a copy of its Articles of Incorporation and all amendments thereto, certified by the Secretary of State of the State of New York, and a copy of its By-Laws as amended, certified by its Secretary, which documents are complete and correct as of the date of this Agreement.

         b. Subsidiaries, Etc. The Company has no subsidiaries and is not party to any partnership, joint venture of similar agreement, except as disclosed in the schedule referred to in subparagraph (f) of Paragraph 6 hereof.




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         c. Capital Stock. The authorized  capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.001 par value, of which 8,936,440 shares are validly issued and outstanding. All of said outstanding shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable. There are no options, warrants or other agreements or commitments which are now or may in the future obligate the Company to issue or purchase any shares of its capital stock or other securities.

         d. Indebtedness. The Company has delivered to GRG a schedule, identified by reference to this subparagraph, listing all promissory notes payable by the Company, all agreements of the Company to borrow money from others, and all commitments by others to lend money to the Company. As to each note, obligation to borrow and loan commitment, such schedule accurately sets forth the interest rate, terms of payment of principal and interest, identity of security (if any) and any other material terms of such indebtedness. The Company is not in default in any respect under, and is not otherwise, in violation or contravention of, any of the terms or provisions of any note, loan agreement, agreement to borrow money from others or any commitment by others to lend money.

         e. Financial Statements. The Company has delivered to GRG a balance sheet (the "Balance Sheet") of the Company as of December 31, 1997 (the "Balance Sheet Date") and an income statement and statement of retained earnings for the year then ended. Such statements have been initialed by officers of the Company and GRG for identification. All of such financial statements are complete and fairly present the financial position of the Company on the indicated dates and the results of its present financial position of the Company on the indicated dates and the results of its operations for the indicated periods. All of such statements have been prepared on the tax basis of accounting consistently applied. The Company has no liabilities, whether absolute, accrued, contingent or otherwise, other than (i) liabilities disclosed,
         (ii) incurred in "arms-length" transactions in the ordinary course of business since the Balance Sheet Date and (iii) liabilities disclosed in subparagraph (k) of this Paragraph 6 or the schedule referred to in subparagraph (f) of this paragraph 6.

         f. Contracts and Other Commitments. The Company has delivered to GRG a complete and accurate schedule, identified by reference to this subparagraph, listing and briefly describing all Material Contracts. For this purpose, the term "Material Contracts" shall be defined to mean (i) all contracts and commitments out of the ordinary course of business; (ii) all contracts and commitments involving an obligation which cannot or, in reasonable probability, will not be performed or terminated within sixty (60) days from the date hereof; (iii) all bonus, incentive compensation, pension, group insurance or employee welfare plans of any nature whatsoever; (iv) all collective bargaining agreements or other contracts or commitments to or with any labor unions or other employee representatives or



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         groups of employees;  (v)  employment  contracts  and other  contracts, agreements or commitments to or with individual employees, agents or consultants extending for a period of more than three (3) months from the date hereof or providing for earlier termination only upon the payment of a penalty or equivalent thereof; or (vi) all other contracts or commitments providing for payments based in any manner upon the sales, purchases or profits of the Company. There has not been any material default in any obligation to be performed by the Company under any material contract listed on the said schedule, and the Company has not waived any material right under any such material contract.

         g. Intellectual Property. The Company owns, or is licensed or otherwise has the full and exclusive rights to use, all patents, trademarks, trade names, copyrights, technology, know-how, processes, names and likenesses used in or necessary for the conduct of its business as heretofore conducted. The Company has delivered to GRG a complete and accurate schedule identified by reference to this subparagraph, listing all domestic and foreign patents, patent applications, licenses, formulae, trademarks, trade names and copyrights owned or held by the Company and a summary of the terms of all agreements relating to technology, know-how or processes which the Company is licensed or authorized to use by others. Except as set forth in this schedule, the Company is licensed or authorized to use by others. Except as set forth in this schedule, the Company has the sole and exclusive right to use the patents, trademarks, trade names, copyright, technology, know-how, processes, names and likenesses referred to therein, and the consummation of the contemplated transactions will not alter or impair any such rights; no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how, processes, names and likenesses or challenging or questioning the validity or effectiveness of any such licenses or agreements, and there is no valid basis for any such claim and the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes, names and likenesses by the Company does not infringe on the rights of any person.

         h. Assets. The Company has delivered to GRG a complete and accurate schedule, identified by reference to this subparagraph, containing (i) a complete legal description of all real property owned, leased or otherwise used or occupied by the Company, (ii) a list of all banks and other institutions in which the Company has any account or safe deposit showing the identifying numbers and names of the persons authorized to draw thereon or have access thereto, and (iii) a list of all capitalized machinery, tools, equipment owned, leased or otherwise used by the Company. Except as disclosed on the schedule referred to in subparagraph (f) of this Paragraph 6, except as disclosed in the schedule of assets supplied pursuant to this subparagraph, and except as acquired after the date hereon on terms approved by GRG, the Company and good and marketable title to all property and assets used in its business, including all property and assets



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         reflected in the schedule  referred to in this  subparagraph and in the
         Balance Sheet and all properties and assets acquired after the Balance Sheet Date (other than assets disposed of since the Balance Sheet Date in the ordinary course of business), subject to no liens, mortgages, pledges, encumbrances or charges of any kind. The machinery, equipment and other facilities of the Company are in satisfactory operating condition and repair for the business now conducted by the Company. At the Closing, the Company will deliver to Buyer copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         i. Insurance. The Company has delivered to GRG a complete and accurate schedule, identified by reference to this subparagraph, listing and briefly describing all policies of fire, liability, life, workmen's compensation and other insurance maintained by the Company. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and all agreements to which the Company is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the Company, will remain in full force and effect through the Closing Date without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the contemplated transactions. The schedule provided by the Company identifies all risks that have been designated as being self insured. No insurance carrier has refused to insure any operations or property assets of the Company, nor has any insurance carrier, which has carried, or received any application for, any such insurance limited the coverage during the last three (3) years.

         j. Litigation. Except as identified in a complete and accurate schedule, identified by reference to this subparagraph and delivered to GRG, the Company is not engaged in or threatened with any legal action or other proceeding before any court or administrative agency. The Company has not violated any laws, regulations or order applicable to its business or activities, and the conduct of the present business of the Company at the present location is in conformity with all zoning and building code requirements.

         k. Accounts Receivable. All accounts receivable of the Company, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, represent sales actually made in the ordinary course of business, and are current and collectible net of any reserves shown on the Balance Sheets or the Interim Balance Sheet (which reserves are adequate and were calculated consistent with past practice). Subject to such reserves, each of the accounts receivable has been collected in full or will be collected in full, without any set-off, within ninety (90) days after the day on which it first becomes due and payable.


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         l. Inventories.  All inventory of the Company, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheet. All inventories not written off have been recorded at the lower of average cost or market. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not
         excessive,   but  are   reasonable   and   warranted   in  the  present
         circumstances of the Company. All work in process and finished goods inventory is free from any defect or other deficiency.

         m. Purchase Commitments and Outstanding Bids. No purchase commitment of the Company is in excess of normal, ordinary and usual requirements of its business, or was made at any price in excess of the then current market price, or contains terms and conditions more onerous than those usually and customary in the industry. In the aggregate, the outstanding bids, sales proposals, contracts or unfilled orders of the Company (i) will not (based on today's costs and reasonably foreseeable increases in such costs) require the Company to supply goods or services at cost to the Company in excess of the revenues to be received therefrom, and (ii) quote prices which include a mark-up over reasonably estimated costs consistent with past mark-ups on similar business.

         n. Real Estate. The Company shall have delivered to GRG a schedule identified by reference to this subparagraph listing all contracts or commitments affecting ownership of, title to, use of, or any interest in real estate. All such leases of real property are valid, binding, and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults (or events which, with notice or lapse of time or both, would constitute a default) by the Company, and all lessors under such leases have consented (where such consent is necessary) to the consummation of the contemplated transactions without requiring modification in the rights or obligations of the lessee under such leases and all such consents are listed in the schedule provided to GRG. The Company has delivered executed counterpart copies of all consents referred to in the preceding sentence to GRG.

         o. Changes, Dividends, Etc. Since the Balance Sheet Date there has been no material adverse change in the condition (financial or otherwise), physical assets, capitalization or business of the Company, no dividend or other distribution declared, paid or made on any of the shares of the Company's capital stock, no direct or indirect redemption, purchase or other acquisition by the Company of any shares of its capital stock, no damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties, business or prospects of the Company, no increase in the rate of compensation payable or to become payable to any officer or other employee of the Company (except as disclosed in the


                                       98
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         schedule referred to in subparagraph (j) of the Paragraph 6 or approved in writing by GRG), no significant labor disturbances, and no other event or condition which materially and adversely affects the business of the Company. Since the Balance Sheet Date, the business of the Company has been conducted diligently and in the ordinary course; the Company has not sold or transferred any of its property or assets except in the ordinary course of business, and no contracts have been entered into by the Company except in the ordinary course of business or with the written approval of GRG.

         p. Tax Returns and Liabilities. The Company has filed on a timely basis all tax returns that are or were required to be filed pursuant to the laws, regulations or administrative requirements of each governmental body with taxing power of it or its assets. The Company has delivered to GRG all such Tax Returns filed since the Company's inception. The Company has paid, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are set forth in a schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with the tax basis of accounting consistently applied) have been provided for in the Balance Sheets and Interim Balance Sheets.

         q. Breaches of Contracts, Etc. Neither the execution nor the delivery of this Agreement by the Company, nor the performance of any of its obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage or other agreement or instrument to which the Company is a party. Neither the execution nor the delivery of this Agreement by the Shareholders, nor the performance of any of their obligations hereunder, will result in a breach or violation of any term or provision of or constitute a default under any indenture, mortgage, or other agreement which any of them is bound, or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court having jurisdiction over the Shareholders or any of their assets or rights, or results in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever on any of such assets or rights.

         r. Title to Company Stock. Each of the Shareholders represents and warrants for themselves and not for the others; that this Agreement has been duly executed and delivered by the Shareholder(s) and is, as to themselves, a valid agreement binding upon them in accordance with its terms; that he individually has valid title to the shares of capital stock of the Company set forth opposite their name in Exhibit "A" hereto, with full right, power and authority to transfer, sell and deliver such shares pursuant to this Agreement; and that, upon delivery of their shares pursuant to this Agreement, GRG will receive valid and marketable title to their shares, free and clear of all voting or other trust arrangements, liens, encumbrances, restrictions, and adverse claims, whether existing or contingent.


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         s. Conflict of Interests. Neither the Company nor any of its affiliates
         (as this term is defined in the Securities Act of 1933 [the "1933 Act"] and in the rules and regulations promulgated by the Securities and
         Exchange   Commission  ["SEC"]  thereunder)  has,  either  directly  or
         indirectly,   (i)  an   interest  in  any   corporation,   partnership,
         proprietorship, association or other person or entity which produces or sells those products and services which are produced or sold by the Company, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company may be bound. For the purpose of this subparagraph, there shall be disregarded any interest which arises solely from the ownership of less than a 5% equity interest in a corporation which has a class of securities regularly traded on any securities exchange or in the over-the-counter market, or quoted on any inter dealer quotation system.

         t. Disclosure. No representations or warranties by the Shareholders or the Company in this Agreement and no statement contained in any document (including, without limitation, financial statements, the schedules), certificate, or other writing furnished or to be furnished to GRG or any of its representatives pursuant to the provisions hereof or in connection with the contemplated transactions, contains or will contain any untrue statement of material fact or omits or will not state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. Documents delivered or to be delivered to GRG pursuant to this Agreement are or will be true and complete copies of what they purport to be. There is no fact known to the officers, directors or employees of the Company unknown to GRG on the date of this Agreement that may affect or does affect in a materially adverse manner GRG's ability to conduct the business of the Company substantially as conducted prior to such date.

7. Representations and Warranties of GRG. GRG represents and warrants to and agrees with the Company as follows:

         a. Organization and Standing. GRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business as now being conducted and to own and operate the property and assets now owned and operated by it, and is duly qualified to transact business and in good standing in each jurisdiction where the ownership of its properties or the conduct of its business requires it to be licensed or qualified to do business.

         b. Capital Stock. The authorized capital stock of GRG consists of 100,000,000 shares of Common Stock, $.0005 par value, 10,350,000 shares of Common Stock are presently issued and outstanding. All of said outstanding shares are validly issued, fully paid and non-assessable. At the close of business on March 4, 1998 an aggregate of -0- shares of Common Stock of GRG were reserved for issuance upon the exercise of options granted and which may be granted to employees of GRG and its subsidiaries, and no additional shares were reserved for issuance upon conversion of outstanding convertible subordinate debentures.

         c. Validity of Shares. The shares of Common Stock to be delivered by GRG pursuant to this Agreement will, when so delivered, be validly issued and outstanding, fully paid and non-assessable.

         d. Changes, Dividends, Etc. Prior to the Closing hereunder, GRG will not split, combine or otherwise change or reclassify its outstanding Common Stock or declare or distribute any cash or stock dividend upon such Common Stock.

         e. Authorization of Agreement. GRG's Board of Directors has duly authorized the execution, delivery and performance of this Agreement by GRG has been duly authorized by GRG's Board of Directors, and will not result in any breach of or violate or constitute a default under its Articles of Incorporation or By-Laws or any indenture, mortgage or other agreement or instrument to which it is a party.

         f. No Violation of Law, Etc. Neither the execution, nor the delivery of this Agreement by GRG, nor the performance of any of its obligations hereunder will result in a breach or violation of any law, order, rule, regulation, writ, injunction or decree or any governmental instrumentality or court having jurisdiction over GRG or any of its assets or rights, or result in the creation or imposition of any lien, charge or encumbrance of any kind whatever on any of such assets or rights.

         g. Financial Statements. GRG has delivered to the Company its annual reports for the past two (2) years which contains a consolidated balance sheet as of December 31, 1996, and the related statement of consolidated income for the year then ended. Such financial statements have been initialed by officers of GRG and the Company for identification. Such financial statements are complete, have been prepared in accordance with the tax basis of accounting consistently applied and fairly present the consolidated financial position of GRG at such date, and the results of its operations for the period therein specified.

         h. No Material Changes. Since December 31, 1997, there has been no material change in the condition (financial or otherwise), assets, liabilities, capitalization or business of GRG, which have not been disclosed to the Company.

8. Conditions to Obligations of GRG. The obligations of GRG under this Agreement are of the following conditions precedent:

         a. All representations and warranties of the Shareholders and the Company contained herein and in any certificate or other investment delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         b. The Shareholders and the Company shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by them, respectively, on or before the Closing Date.

         c. The Directors of the Company shall have taken all necessary action to authorize the execution and performance of this Agreement, and the Company shall have delivered to GRG true and complete copies, certified by the Secretary, of Resolutions of its Board of Directors evidencing such action.

         d. The Shares of GRG's Common Stock, $.0005 par value, which are to be delivered on the Closing Date to the Shareholders in accordance with the terms hereof shall have been listed or authorized to be listed on the Exhibit "B".

         e. The Shareholders and the Company shall have delivered to GRG such certificates dated as of the Closing Date. Certifying in such detail as GRG may reasonably request to the fulfillment of the conditions specified in this Paragraph 8. No legend or other reference to any purported encumbrance shall appear on any certificate. The delivery of certificates to GRG provided in Paragraph 2 will result in GRG's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all encumbrances (which term shall be hereinafter defined as any security interest, mortgage, lien charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership).

         f. The Company shall have delivered to GRG an opinion of its counsel for the Shareholders and the Company, dated as of the Closing Date, to the effect that:

                  i. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to enter into and perform its obligations under this Agreement, to own and hold its properties owned and leased and to carry on the business in which it is engaged, and is legally qualified to do business as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary.

                  ii. The execution, delivery and performance of this Agreement and the instruments executed and delivered to GRG pursuant to this Agreement by the Company, have been duly and validly authorized and approved (as required by law and the terms of this Agreement) by the Company's Board of Directors and this Agreement and such instruments have been duly executed and delivered by the Company and the Shareholders and constitute the valid and binding obligation of the Company and the Shareholders, respectively, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency and other laws affecting the enforcement or creditor's rights.

                  iii. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the Company's Articles of incorporation or By-Laws, or, to the knowledge of such counsel, any term or provision of any indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement, instrument, commitment or arrangement, to which the Company or any of its Shareholders is a party or by which the Company or any of the Shareholders is bound or to which any of the Company's properties is subject.

                  iv. The Company is authorized by its Articles of Incorporation to issue 20,000,000 shares of capital stock, $0.001 par value, of which there are 8,936,440 shares issued and outstanding, all of which are duly authorized, validly issued and outstanding, fully paid or nonassessable, and the issuance and sale of such shares did not to the knowledge of such counsel violate the 1933 Act or the rules and regulations of the SEC thereunder or any applicable state securities or Blue Sky
                  Laws. The Company has no other authorized or outstanding series or class of capital stock or other securities, or outstanding options, warrants or other rights to acquire securities of the Company. The Shareholders are the record and beneficial owners of the respective number of shares of the Company's capital stock set forth opposite their names in Exhibit "A" hereto.

                  v. Insofar as is known to such counsel, all assignments, powers and other documents necessary to effect the transfer and delivery of the outstanding shares of capital stock of the Company to GRG as provided for herein have been duly executed and delivered by the Shareholders and are adequate to transfer to GRG valid and marketable title to said shares.

                  vi. Such counsel has no knowledge of any litigation, proceeding or governmental investigation or labor dispute or labor trouble, pending or threatened against the Company, except matters specifically mentioned in the schedule required by subparagraph (m) of Paragraph 6 above.

                  vii. The issuance and delivery of the shares of GRG's Common Stock to be issued and delivered to the Shareholders pursuant to Paragraph 2 hereof is exempt from the registration or qualification requirements of the state securities laws of the State of Florida.

In rendering such opinion, such counsel may rely on certificates of public officials and upon certificates of officers of the Company and the Shareholders and upon opinions of counsel retained by the Company or the Shareholders in States other than Florida, copies of which certificates and opinion shall be furnished to GRG.

         g. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         h. All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents mentioned in this Paragraph 8 or incident to any such transaction shall be reasonably satisfactory in form and substance to GRG and to its counsel.

The conditions contained in this Paragraph 8 are included herein for the benefit of GRG and, without constituting a waiver of any of its rights hereunder, may be waived, in whole or in part, by GRG.

9. Conditions to Obligations of the Company and the Shareholders. The Company and the Shareholders under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

         a. All representations and warranties of GRG contained herein and in any certificate or other instrument delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

         b. GRG shall have performed and complied with all of the terms, covenants and conditions of this Agreement to be performed or complied with by it on or before the Closing Date.

         c. GRG shall have delivered to the Shareholders a certificate of its President or a Vice President and its Secretary or an Assistant Secretary, dated as of the Closing Date, certifying in such detail as the Shareholders may reasonably request to the fulfillment of the conditions specified in this Paragraph 9.

         d. The Shares of GRG's Common Stock, $.0005 par value, which are to be issued to the Shareholders on the Closing Date in accordance with the terms hereof shall have been listed or authorized for listing on the Exhibit "B".

         e. The Board of Directors of GRG shall have taken all necessary action to authorize the execution and performance of this Agreement, including the delivery of shares of Common Stock of GRG to the Shareholders in accordance with this Agreement, and GRG shall have delivered to the Shareholders true and complete copies certified by its Secretary or Assistant Secretary, of Resolutions of its Board of Directors evidencing such action.

         f. GRG shall represent to the Shareholders that:

                  i. GRG is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with an authorized capitalization as set forth in subparagraph (b) of Paragraph 7 of this Agreement, with full corporate power and authority to enter into and perform its obligations under this Agreement, to own and hold its properties owned and leased and to carry on the business in which it is engaged.

                  ii. The Execution, delivery and performance of this Agreement by GRG have been duly and validly authorized and approved (as required by law and by the terms of this Agreement) by GRG's Board of Directors and this Agreement has been duly executed and delivered by GRG and constitutes the valid and binding obligation of GRG in accordance with its terms, except as limited by bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights.

                  iii. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of GRG or, to the knowledge of such counsel, any statue, law, order, rule or regulation of any court of governmental agency or body having jurisdiction over GRG or any of its activities or properties or, to the knowledge of such counsel, any term or provision of any indenture, mortgage, security agreement, or other agreement, instrument, commitment or arrangement, to which GRG is a party or by which it is bound or to which its property is subject.

                  iv. The shares of GRG to be delivered to the Shareholders on the Closing Date pursuant to Paragraph 2 hereof, have been duly authorized and upon such delivery will be validly issued, fully paid, nonassessable and listed or authorized for listing on the Exhibit "B".

         g. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

         h. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned in this Paragraph 9 or incident to any such transaction shall be satisfactory in form and substance to the Shareholders and their counsel.

The conditions contained in this Paragraph 9 are included herein for the benefit of the Shareholders and, without constituting a waiver of any of its rights hereunder, may be waived, in whole or in part, by the Shareholders.

10.      Certain Covenants Prior to Closing.

         a. The Shareholders will use their best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in Paragraph 8 hereof and to authorize and consummate, and cause the Company to authorize and consummate, all of the transactions herein contemplated.

         b. GRG will use its best efforts, and take such other action as may be necessary, to fulfill all of the conditions contained in Paragraph 9 hereof and to authorize and consummate all of the transactions herein contemplated.

         c. Between the date of this Agreement and the Closing Date, the Company and Shareholders shall (a) give GRG and its authorized representatives full access to all offices, warehouses and other facilities and properties of the Company and to the books and records of the Company (and permit GRG to make copies thereof), (b) permit GRG to make inspections thereof, and (c) cause its officers and its advisors (including, without limitation, its auditors, attorneys, financial advisors and other consultants, agents and advisors) to furnish GRG with such financial and operating data and other information with respect to the business and properties of the Company, and to discuss with GRG and its authorized representatives the affairs of the Company, all as GRG may from time to time reasonably request.

         d. Between the date of this Agreement and the Closing Date, the Company and Shareholders shall give notice to GRG promptly upon the Company or Shareholders becoming aware of (a) any inaccuracy of a representation or warranty set forth in any schedule or (b) any event or state of facts that, if it had occurred or existed on or prior to the date of this Agreement, would have caused any such representation and warranty to be inaccurate, any such notice to describe such inaccuracy, event or state of facts in reasonable detail.

         e. Between the date of this Agreement and the Closing Date, the Company and Shareholders shall cause (a) copies of all reports and other documents given to the members of the Board of Directors (or any committee thereof) of the Company to be delivered to GRG at the same time and (b) copies of the minutes of all meetings of, and actions taken without a meeting by, the Board of Directors (or any committee thereof) of the Company to be delivered to GRG promptly after the preparation thereof. Between the date of this Agreement and the Closing, the Company and Shareholders shall give GRG at least three (3) days prior notice of any meeting of or action to be taken without a meeting by, the Board of Directors or committee thereof, of the Company and shall cause the Company to permit one individual designated by GRG to attend each such meeting as an observer.

         f. Between the date of this Agreement and the Closing Date, GRG, the Company and Shareholders shall discuss and coordinate with respect to any public filing or announcement concerning any of the contemplated transactions.

         g. GRG and Shareholders shall cause the Company to, (a) file with applicable regulatory authorities the applications and related documents required to be filed by them (and prosecute diligently and related proceedings) in order to consummate the contemplated transactions and (b) cooperate with the others as they may reasonably request in connection with the following.

11.      Survival of Representations and Warranties; Indemnification.

         a. Survival. All representations, warranties and agreements contained in this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto; however, a party shall have no liability with respect to a representation and warranty, or an agreement to be performed or complied with prior to the Closing Date, to the extent that the inaccuracy of such representation and warranty or the failure to perform and comply with such agreement was not intentional and was disclosed in a schedule delivered pursuant to this Agreement.

         b. Indemnification by Company and Shareholders. The Company and Shareholders, jointly and severally, shall indemnify and hold harmless GRG, and shall reimburse GRG for any loss, liability, claim, damage, expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively "Damages") arising from or in connection with, (a) any inaccuracy in any of the representations and warranties of the Company or Shareholders in this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by the Company or Shareholders to perform or comply with any agreement in this Agreement, (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Company or any Shareholder (or any person acting on their behalf) in connection with any of the contemplated transactions.

         c. Indemnification by GRG. GRG shall indemnify and hold harmless the Company and Shareholders, and shall reimburse the Company and Shareholders for, any Damages arising from or in connection with (a) any inaccuracy in any of the representations and warranties of GRG in this Agreement, or any actions, omissions or state of facts inconsistent with any such representation or warranty, (b) any failure by GRG to perform or comply with any agreement in this Agreement, or
         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with GRG (or any person acting on its behalf) in connection with any of the contemplated transactions without having been discussed by the Company.

         d. Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent, which shall not be unreasonably withheld unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld. If notice is given to an indemnifying party of the commencement of any action and it does not, within ten (10) days after indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that an action may adversely affect it other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent, which shall not be unreasonably withheld.

         e. After-Tax Basis. In determining the Damages suffered by any person, the amount thereof shall be reduced by any tax benefit realized by such person as a result of the incurrence of such Damages. Any payment required by this Paragraph 11 (for indemnification or otherwise) in respect of the Damages suffered by any person shall be in an amount that after deducting any tax cost incurred by the person receiving that payment equal the amount required to be paid as determined under the applicable provisions (other than this sentence) of this Paragraph 11. The tax benefit realized by a person by reason of any payment or other matter shall be the amount by which (a) the aggregate federal and state income and franchise taxes that would have been, but for such payment or other matter, payable by such person for the fiscal year, if any, in which such payment or other matter is taken into account ("but-for tax") exceeds (b) the aggregate federal and state income and franchise taxes actually payable by such person for such fiscal year ("actual tax") and the tax cost of any payment shall be the amount by which the actual tax exceeds but-for tax.

         f. Notwithstanding anything hereinabove contained to the contrary in Paragraph 11, (i) none of the provisions of this Paragraph 11 shall apply to any liability (whether by GRG to one or more of the Shareholders or by one or more the Shareholders to GRG) arising out of or by virtue of the Provisions of Paragraph 12 below or any violation of the provisions of Paragraph 12, and (ii) the provisions of said Paragraph 12 shall survive the Closing Date.

12. Investment Representation. Each of the Shareholders acknowledges his understanding that the shares of GRG's Common Stock to be delivered to the Shareholders pursuant to this Agreement will not be registered pursuant to the 1933 Act and each of the Shareholders further represents to and agrees with GRG as follows:

         a. He/she is acquiring the shares of GRG's Common Stock pursuant to this Agreement for his/her own private personal investment account and with no present intention of reselling or distributing such shares or any portion thereof to others.

         b. They fully comprehend that in connection with the issuance of shares of GRG's Common Stock pursuant to this Agreement, GRG is relying to a material degree on the representations, warranties and covenants contained herein, and with such realization he/she authorizes GRG to act as it may see fit in full reliance hereon.

         c. He/she agrees that none of such shares will be transferred or distributed unless (i) they are covered by an effective Registration Statement prepared in accordance with the 1933 Act and are distributed in a manner complying with the 1933 Act and with the Rules and Regulations promulgated thereunder; or (ii) they may be transferred in accordance with Rule 144 of the Rules and Regulations pursuant to the 1933 Act (or such similar Rule as may be applicable to such shares at the time of transfer) so long as such transfer strictly complies with said Rule 144 and with such procedures as GRG may reasonably establish in connection therewith; or (iii) there is first delivered to GRG the written legal opinion of legal counsel in form and substance reasonably satisfactory to GRG's legal counsel or a "no action letter" from SEC indicating that any of the provisions of the 1933 Act and the Rules and Regulations promulgated thereunder. In the event such legal opinion is based upon the exemption now contained in
         Section 4(2) of the 1933 Act, the person acquiring shares or some portion thereof shall execute and deliver to GRG a letter agreement complying with the 1933 Act and the Rules and Regulations promulgated thereunder.

         d. He/she hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer which are contained in the foregoing subparagraph (c) and that GRG may deliver to its transfer agents a "stop transfer order" directing the transfer agents not to effect any transfer of such shares without having received the permission of GRG and evidence of compliance with applicable provisions of the 1933 Act and the terms of this Agreement.

                  The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of GRG.

         e. He/she hereby agrees that to indemnify GRG against and hold it harmless from all losses, liabilities, costs and expenses (including reasonable attorneys' fees) which shall arise as a result of a sale or distribution by him of such shares or any portion thereof in violation of the 1933 Act or the terms of this Agreement.

13.      Further Assurances.

         a. At the request of GRG, and without further consideration, the Company and Shareholders will execute and deliver such additional instruments of transfer and will take such other action as GRG reasonably may request in order more effectively to transfer to GRG full ownership and control of the Company.

         b. At the request of one or more of the Shareholders, and without further consideration, GRG will execute and deliver such additional instruments and will take such other actions as Shareholders may reasonably request in order more effectively to carry out the transaction contemplated hereby.

14.Expenses. Each party shall bear its own expenses incident to the preparation, negotiation and delivery of this Agreement and the performance of its obligations hereunder.

15. Partial Liquidation. Supplemental to this Agreement, the Company agrees to dividend out, on a basis acceptable to it without any approval on GRG's part, any or all of the GRG shares it receives to its Shareholders as a non-taxable partial liquidation. Upon such dividend, the Company agrees to non longer aggregate international long distance traffic for three (3) years.

16. Directors. All Directors of the Company whose resignations shall have been requested by GRG not less than five (5) days before the Closing Date shall have submitted their resignations or been removed effective as of the Closing Date. One (1) seat on the Board of Directors will be available for the Company.

17.      Other Matters.

         a. No Other Agreements. All terms and conditions of this Agreement are set forth herein, and there are no warranties, agreements or understandings, express or implied, except those expressly set forth herein.

         b. Amendment. This Agreement may be amended only by a written instrument executed on behalf of GRG, the Company and the Shareholders; provided, however, that after the Closing provided for herein, GRG and the Shareholders may amend this Agreement without the execution or approval of the Company.

         c. Notices. Any notice or other communication required or permitted to be given hereunder shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed to the Company or the Shareholders at 5841 Corporate Way, Suite 104, West Palm Beach, Florida, 34407, or at such other addresses as may from time to time be designated by the respective parties in writing.

         d. Specific Performance. The parties acknowledge that the subject matter of this Agreement (i.e., the business and assets of the Company) is unique and that no adequate remedy of law would be available for breach of this Agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

         e. Assignment. Except as specifically permitted by the terms of this Agreement, neither this Agreement nor any right created hereby shall be assignable by GRG. The Company or the Shareholders (or their respective successors in interest) without the prior written consent of all other parties hereto, and any such attempted assignment shall be void. Nothing in this agreement, expressed or implied, is intended to convert upon any person, other than the parties hereto, any rights or remedies under or by reason of this Agreement. Notwithstanding any other provisions herein to the contrary, the right of each of the Shareholders to receive shares of GRG's Common Stock pursuant to Paragraph 2 hereof shall not be assignable except upon the death of such Shareholder by testamentary disposition or the law of intestate succession.

         f.  Paragraphs  and  Other  Headings.   Paragraphs  or  other  headings
         contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         g. Choice of Law. It is the intention of the parties that the laws of the State of Florida should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         h. No Waiver. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         i. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

         j. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all shall constitute one and the same instrument.

         k. Non-Competition Agreement. The Company agrees to the following terms governing the confidentiality of any and all confidential information it has obtained from GRG and/or has provided to GRG:

                  1. Definitions. For purposes of this Non-Competition Agreement, "Confidential Information" means all information of GRG or another party whose information GRG has in its possession under obligations of confidentiality, in whatever form transmitted, relating to business plans, operations, systems and/or the proposed sale, purchase and use of services which
(i) is disclosed by GRG or its affiliates to Recipient or its affiliates, indicating its confidential or proprietary nature or obviously confidential or proprietary by its nature, or (ii) is developed during the relationship between the parties and would give or increase the advantage of GRG's competitors over GRG or diminish GRG's advantage over its competitors. The term "affiliate" shall mean any person or entity controlling, controlled by or under common control with a party.

Confidential Information shall not include any information of GRG that: (i) is already known to the Company at time of its disclosure; (ii) is or becomes publicly known through no wrongful act of the Company; (iii) is communicated to a third party with express written consent of GRG; (iv) is independently developed by the Company ; or (v) is lawfully required to be disclosed, provided that, before making such disclosure, the Company shall immediately give GRG written notice and cooperate in GRG's actions to assure confidential handling of such information.

                  2. Ownership. All Confidential Information in whatever form (including without limitation, information in computer software or held in electronic storage media) shall be and remain property of GRG. All such Confidential Information shall be returned to GRG promptly upon written request and shall not be retained in any form by the Company.

                  3. Term. For a period of three (3) years from the date of disclosure, the Company shall not disclose any Confidential Information to any person or entity except employees of the Company and its affiliates who have a need to know and who have been informed of the Company's obligations under this Confidentiality Agreement. The Company shall use not less than the same degree of care to avoid disclosure of Confidential Information as the Company uses for its own confidential information of like importance and, at a minimum, shall exercise reasonable care. Either party may terminate this Confidentiality Agreement by written notice to the other. However, all rights and obligations under this Agreement shall survive with respect to Confidential Information disclosed prior to termination.

                  4. Remedies. The parties agree that, in the event of a breach or threatened breach of the terms of this Confidentiality Agreement, GRG shall be entitled to an injunction in addition to and not in lieu of any other legal or equitable relief including monetary damages. The parties acknowledge that Confidential Information is valuable and unique and that disclosure will result in irreparable injury to GRG.

                  5. Disclaimer. This Agreement and the disclosure and receipt of Confidential Information do not create or imply (i) any agreement with respect to the sale, purchase or pricing of any product or service; or (ii) any right conferred, by license or otherwise, in any Confidential Information or in any patent, trademark, service mark, copyright or other intellectual property.

18. Settlement of the Company's Debentures. The Company agrees to settle or release GRG from all of its liabilities, including debentures in accordance with the plan indicated in Exhibit "B".

19. The Company's Dividends. Pursuant to this plan, the Company agrees to dividend its Shareholders as a partial liquidation in a manner prescribed by the Company's Board of Directors. The Company shall hold, indemnify and hold GRG harmless with respect to this distribution.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


                          GLOBAL RESOURCES GROUP, INC.


                                         -------------------------------------
                                             Christopher R. Beck
                                           President/Chief Executive Officer


                       INTERNATIONAL TELEDATA CORPORATION


                                         -------------------------------------
                                               Ranald Stewart
                                                Chairman









GRGL06.2

                                                    EXHIBIT "A"

                                                      Assets
                                             Contracts and Leads Sold
                                                        and
                                                  Assets Excluded


         The assets sold comprise of a group of contracts and potential contracts, and any manpower used to bring such contracts to maturity, originating in 1998 which are as follows; all operating assets relating to these assets, and are associated with the aggregation of international long distance traffic.

CFC Contract
PointCom Carrier Relationship
PointCom Customer Relationship
CRC Contract
AT&T Carrier Relationship
Contract in China known as, Shenzen Agreement, China II,
  and Related Modifications
Telex Contract
Ameritech Relationship
Qwest
Smart Talk
Intelect
JMR
PacAmtel
I.C.E. / Caricom
Orion / Patrick Flaherty & related companies
AATA
Coyote
Prinvest
RC&A
Rhinos
AIT / Interoute
Fusion
SCI / Bill Richardson
Sprint
MCIWorldcom
Realtime Media
Teleprizes and any and all associated contacts
MCG / 5OO to 1 Compression
G.D.C.

                                                    EXHIBIT "A"
                                                    (Continued)

                                                      Assets
                                             Contracts and Leads Sold
                                                        and
                                                  Assets Excluded

Nations Bell
Quest
NexCom
SDS
VitalNetworks
ComLink
Any and all agents of GRG, Inc.

Any and all Non-Disclosures, Confidentiality and Non-Circumvention Agreements

The assets excluded consist entirely of the assets of the SAS relationship, contracts, rights, receivables and/or settlements associated with the Company's long distance business assets of the like, with the exception of the monies advanced to China One (1) which are part of AATA Agreement.

The Company is held harmless from any potential violations of the non-compete clauses associated with the activation of SAS.

                                                    EXHIBIT "B"

                                             Settlement of Liabilities


The Company agrees to execute settlements for its May 31, 1999 convertible debentures in the following manner:

From the Company's pool of shares, the Company agrees to issue up to 203,840 * GRG shares to the convertible debenture holders on December 31, 1998. GRG agrees to issue any additional shares as of the settlement date to cover any shortfall to such parties in the event that the value of the stock issued using the bid price at the settlement date if less than the debenture amount below.

* To be released in the following names

Debenture Amount                    Names                              Settlement Date           No. of Shares
  $24,000.00               Adrian B. Rhodes, Jr.                       April 1, 2000                13,440
  $20,000.00               Harland L. Whichello                        April 1, 2000                11,200
  $10,000.00               Robert S. Miller                            April 1, 2000                 5,600
  $10,000.00               Charles Dorris                              April 1, 2000                 5,600
 $100,000.00               John J. MacWilliams, Jr.                    May 31, 1999                 56,000
  $50,000.00               Stanton Moyer                               May 31, 1999                 28,000
  $50,000.00               Samuel Greenawalt                           May 31, 1999                 28,000
 $100,000.00               Tristram C. Colket, Jr.                     May 31, 1999                 56,000

                                                    EXHIBIT "C"

                                                   Modifications


To facilitate the final settlement of the Company's Convertible Debenture Holders, it is hereby agreed that GRG will issue 105,840 shares to the Debenture Holders. The Company shall negotiate, on GRG's behalf, the successful return in a manner acceptable to GRG of 200,000 free trading GRG shares held by SAS, Inc., or agree to return 200,000 shares to the treasury of GRG in the event of failure to negotiate the successful return of such shares.





---------------------------                       ---------------------------
Christopher R. Beck                                Ranald Stewart
President/Chief Executive Officer                  Chairman
Global Resources Group, Inc.                  International TeleData Corporation

                                                    EXHIBIT "D"


         International TeleData Corporation hereby assigns, grants and transfers all rights it has obtained under noncircumvention and noncompetition agreements to Global Resources Group, Inc.

         GRG, Inc. agrees to issue up to 200,000 shares of its common stock as settlement for any obligations due to Mr. Robert Alexander associated with employment contracts or promised employment contracts between Mr. Alexander and International TeleData Corporation and/or GRG, Inc. International TeleData Corporation agrees to use its good offices to settle all matters with Mr. Alexander with the understanding that in 1999 the management of GRG, Inc. can negotiate arrangements with Mr. Alexander for future services without further reference to any past arrangements.



---------------------------                     ------------------------------
Ranald Stewart, Chairman                        O. Howard Davidsmeyer, Chairman
International TeleData Corporation              Global Resources Group, Inc.




---------------------------
Robert Alexander, Individually